ISIN: NO 0010810872

AMENDMENT AGREEMENT

to

the Bond Terms

between

Eagle Bulk ShipCo LLC
(Issuer)

and

Nordic Trustee AS
(Bond Trustee)

on behalf of

the bondholders
(Bondholders)

in bond issue

Eagle Bulk ShipCo LLC 8.250% senior secured USD 200,000,000 bonds 2017/2022

This agreement (the "**Amendment Agreement**") is dated on 20 December 2018 between Eagle Bulk ShipCo LLC (the "**Issuer**") and Nordic Trustee AS (the "**Bond Trustee**").

WHEREAS

A. By bond terms dated 22 November 2017 (the "**Bond Terms**") made between the Issuer and the Bond Trustee on behalf of the bondholders, the Issuer has issued the 8.250% senior secured USD 200,000,000 bonds 2017/2022 with ISIN NO 0010810872.

B. This Amendment Agreement contains the amendments approved by the Bondholders at a Bondholder's meeting on 6 November 2018 where the Bondholders adopted the proposal contained in the summons to Bondholders' meeting dated 23 October 2018.

IT IS AGREED AS FOLLOWS

1. DEFINITIONS AND INTERPRETATION

1.1 Terms defined in the Bond Terms have, unless expressly defined herein or otherwise required by the context, the same meaning in this Amendment Agreement.

1.2 "**Effective Date**" means the date on which the Bond Trustee notifies the Issuer that the Effective Date has occurred and that it is has received the following documents, in form and substance satisfactory to it:

(i) confirmations from the Guarantors (each in the capacity as Guarantor and security provider of other Transaction Security), the Parent and the Issuer that the existing Transaction Security will continue to be valid, binding and in full force and effect;

(ii) confirmation from Marshall Island legal counsel that Scrubbers will be covered by the Vessel Mortgages and that the Vessel Mortgages will continue in full force and effect following the Amendments; and

(iii) a legal opinion from Marshall Island legal counsel on the Issuer's capacity and authority to enter into this Amendment Agreement.

2. AMENDMENT TO THE BOND TERMS

With effect from and including the Effective Date the Bond Terms will be amended as follows:

2.1 The definition of "Reinvestment" in Clause 1.1 (*Definitions*) of the Bond Terms shall be amended to read as follows:

*"**Reinvestment**" means (i) financing (in whole or in part) of the acquisition of any Additional Vessel(s) (acquired on terms no less favourable to the relevant Group Company than arms-length terms) either externally or from another entity within the Parent group (which is not a Group Company) and over which Additional Security shall be granted or (ii) financing (in part) any costs and expenses related to the acquisition and installation of any Scrubber on any Security Vessel,*

however always provided that (a) the ratio of the amount drawn from the Disposal Account to cash from the Group equals no more than 2:1, and (b) the amount drawn from the Disposal Account in respect of the acquisition and installation of Scrubbers shall not exceed USD 25,000,000 in aggregate.

2.2 The definition of "Permitted Disposal Event" in Clause 1.1 (*Definitions*) of the Bond Terms shall be amended to read as follows:

*"**Permitted Disposal**" means any sale or disposal of a Security Vessel or the shares of a Vessel Owner, provided however, that any disposal of a Security Vessel or a Vessel Owner shall be conditional upon no Event of Default arising as a result of such disposal including the Issuer receiving satisfactory evidence that there will be no claims from that Vessel Owner against any Group Company following completion of the disposal, and any such sale or disposal shall only constitute a Permitted Disposal if the net proceeds received from a Permitted Disposal is paid directly into the Disposal Account.*

The funds paid into the Disposal Account shall remain pledged and blocked until they are employed (no later than 12 months following the relevant Permitted Disposal) towards either:

(i) Reinvestment; and/or

(ii) making a Tender Offer, after which Bonds will be redeemed on a pro rata basis between the Bondholders who accepted the Tender Offer at the relevant tender price (and on the basis of number of Bonds tendered for redemption).

If the funds are not employed as set out above within the date falling 12 months following the relevant Permitted Disposal, any remaining proceeds on the Disposal Account shall remain on the Disposal Account as Security for all amounts outstanding under the Finance Documents, until they are employed towards either (i) financing of the acquisition of any Additional Vessel (ii) financing (in part) any costs and expenses related to the acquisition and installation of any Scrubber on any Security Vessel, however always provided that (a) the ratio of the amount drawn from the Disposal Account to cash from the Group equals no more than 2:1, and (b) the amount drawn from the Disposal Account in respect of the acquisition and installation of Scrubbers shall not exceed USD 25,000,000 in aggregate, or (iii) redemption of Bonds following application of the Call Option.

Upon the disposal of a Vessel Owner or Security Vessel and application of proceeds in accordance with the requirements for a Permitted Disposal (or the Bond Trustee being satisfied that proceeds will be so applied and subject to closing mechanics satisfactory to the Bond Trustee), the Bond Trustee shall, upon request and at the Issuer's cost, release the Security held relating solely to the asset sold.

2.3 The definition of "Security Vessel" in Clause 1.1 *(Definitions)* of the Bond Terms shall be amended to read as follows:

*"**Security Vessel**" means the Initial Vessels, any Additional Vessels and (for the avoidance of doubt) any other dry bulk vessel owned by any Group Company and, for the avoidance of doubt, includes any Scrubber installed on a Security Vessel.*

2.4 The following new definition shall be included in Clause 1.1 (*Definitions*) of the Bond Terms:

*"**Scrubber**" means exhaust gas cleaning systems for ocean going vessels acquired by a Group Company.*

2.5 A new paragraph (e) shall be added to Clause 2.5 (*Transaction Security*) of the Bond Terms:

"Upon an acquisition and installation of a Scrubber on a Security Vessel, the Issuer shall to the extent required by applicable law procure and take all actions necessary to ensure that the relevant Vessel Mortgage extends to confer Security over the Scrubber installed on the relevant Security Vessel, and to the extent that the Vessel Mortgage cannot legally extend to cover the Scrubber under applicable law, additional Security over the Scrubbers to the Bond Trustee's satisfaction shall be provided."

3. CONFIRMATION OF THE BOND TERMS AND TRANSACTION SECURITY DOCUMENTS

3.1 All other provisions of the Bond Terms and each other Finance Document shall remain in full force and effect.

3.2 The Vessel Mortgages, the Guarantor Share Pledge and other Security expressed to be created by the Issuer and the other grantors thereof under the Transaction Security Documents shall continue in full force and effect and shall continue to be valid and binding and to secure the Issuer's obligations under the Finance Documents.

3.3 References to the Bond Terms in the Finance Documents shall be construed as references to the Bond Terms as amended by the Amendment Agreement following the Effective Date.

4. GOVERNING LAW AND JURISDICTION

4.1 This Amendment Agreement is governed by Norwegian law, without regard to its conflict of law provisions.

4.2 The provisions of paragraphs 19.2 and 19.3 of Clause 19 (*Governing Law and Jurisdiction*) of the Bonds Terms shall apply as if set out in full herein.

***

This Amendment Agreement has been executed in two originals, of which the Issuer and the Bond Trustee shall retain one each.

SIGNATURES:

The Issuer:

EAGLE BULK SHIPCO LLC

....

By: Frank De Costanzo

Title: Chief Financial officer

As Bond Trustee and Security Agent:

NORDIC TRUSTEE AS

....

By:

Title:

This Amendment Agreement has been executed in two originals, of which the Issuer and the Bond Trustee shall retain one each.

SIGNATURES:

The Issuer:

EAGLE BULK SHIPCO LLC

....

By:

Title:

As Bond Trustee and Security Agent:

NORDIC TRUSTEE AS

....

By: OLAV SLAGSVOLD

Title: AUTHORISED SIGNATORY